                                                                    EXHIBIT 25.1
================================================================================

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

               STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE
            ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
TO SECTION 305(b)(2)                                      [Not Applicable.]
                    --------

                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)

                                    NEW YORK
                 (Jurisdiction of incorporation or organization
                          if not a U.S. national bank)

                                   13-4994650
                      (I.R.S. Employer Identification No.)

270 PARK AVENUE, NEW YORK, NEW YORK                                    10017
(Address of principal executive offices)                              (Zip code)

                               WILLIAM H. MCDAVID
                                 GENERAL COUNSEL
                                 270 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                               TEL: (212) 270-2611
            (Name, address and telephone number of agent for service)

                             PARKER DRILLING COMPANY
               (Exact name of obligor as specified in its charter)

               DELAWARE                             73-0618660
     (State or other jurisdiction of            (I.R.S. Employer
      incorporation or organization)           Identification No.)


                        TABLE OF ADDITIONAL REGISTRANTS

Parker Drilling Company of Oklahoma, Incorporated     Oklahoma           73-0798949
Parker Technology, Inc.                               Oklahoma           73-1326129
Parker Drilling Company International Limited         Nevada             73-1046414
Choctaw International Rig Corp.                       Nevada             73-1046415
Parker Drilling Company Limited                       Nevada             73-1284516
Parker Drilling Company Limited                       Oklahoma           73-1294859
Parker Drilling Company of New Guinea, Inc.           Oklahoma           73-1331670
Parker Drilling Company North America, Inc.           Nevada             73-1506381


Parker Drilling U.S.A. Ltd.                           Nevada             73-1030215
Parker - VSE, Inc.                                    Nevada             75-1282282
DGH, Inc.                                             Texas              75-1726918
Parker Drilling Offshore USA, L.L.C.                  Oklahoma           72-1361469
Quail Tools, L.L.P.                                   Oklahoma           72-1361471
Parker USA Drilling Company                           Nevada             73-1097039
Parker Technology, L.L.C.                             Louisiana          62-1681875
Parker Drilling Offshore Corporation                  Nevada             76-0409092
Parker Drilling Offshore International, Inc.          Cayman Islands     76-0354348
Anachoreta, Inc.                                      Nevada             88-0103667
Pardril, Inc.                                         Oklahoma           73-0774469
Parker Aviation, Inc.                                 Oklahoma           73-1126372
Parker Drilling (Kazakhstan), Ltd.                    Oklahoma           73-1319753
Parker Drilling Company of Niger                      Oklahoma           73-1394204
Parker North America Operations, Inc.                 Nevada             73-1571180
Selective Drilling Corporation                        Oklahoma           73-1284213
Universal Rig Service Corp.                           Nevada             73-1097040
Parker Drilling Management Services, Inc.             Nevada             73-1567200
Creek International Rig Corp.                         Nevada             73-1046419

         1401 ENCLAVE PARKWAY
         HOUSTON, TEXAS                                                77077
         (Address of principal executive offices)                     (Zip Code)

                          SERIES A AND SERIES B 10 1/8%
                              SENIOR NOTES DUE 2009
                       (Title of the indenture securities)

================================================================================

ITEM 1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee--

NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

       New York State Banking Department
       State House
       Albany, New York 12210

       Federal Deposit Insurance Corporation,
       Washington, D. C.  20429

       Federal Reserve Bank of New York, District No. 2
       33 Liberty Street
       New York, New York

       The Board of Governors of the Federal Reserve System,
       Washington, D. C. 20551

       WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

       The trustee is authorized to exercise corporate trust powers.


ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

                               As of June 27, 2002

                           No such affiliation exists.


ITEM 3.   VOTING SECURITIES OF THE TRUSTEE.

         Furnish the following information as to each class of voting securities of the trustee.

                               As of June 27, 2002

================================================================================
               Column A                                  Column B
            Title of Class                          Amount Outstanding
--------------------------------------------------------------------------------


================================================================================

     Not applicable by virtue of Form T-1 General Instruction B and response to
     Item 13

ITEM 4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a)  Title of the securities outstanding under each such other indenture.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13


ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH OBLIGOR OR UNDERWRITERS.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13


ITEM 6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
          OFFICIALS.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13


ITEM 7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
          OFFICIALS.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13

ITEM 8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13


ITEM 9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13


ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13


ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50% OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13


ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Except as noted in the instructions to the Form T-1, if the obligor is indebted to the trustee, furnish the following information: nature of indebtedness, amount outstanding and date due.


Dollar Amount                    Applicant                      Expiry Date
-------------                    ---------                      -----------

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13


ITEM 13.  DEFAULTS BY THE OBLIGOR.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                               As of June 27, 2002

               There is not, nor has there been, a default with respect to the securities under this Indenture. (See Note, Page 8 hereof.)

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                               As of June 27, 2002

               There has not been a default under any such indenture or series. (See Note, Page 8 hereof.)


ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13


ITEM 15.  FOREIGN TRUSTEE.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not applicable.


ITEM 16.  LIST OF EXHIBITS.

     List below all exhibits filed as part of this statement of eligibility.

          *    1.   A copy of the articles of association of the trustee as now in effect.

          **   2.   A copy of the certificate of authority of the trustee to
          commence business.

               3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          ***  4.   A copy of the existing bylaws of the trustee.

               5. A copy of each indenture referred to in Item 4, if the obligor is in default. Not Applicable.

               6. The consent of the United States institutional trustees required by Section 321(b) of the Act.

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8. A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. Not applicable.

               9. Foreign trustees are required to file a consent to service of process on Form F-X. Not applicable.

----------
* Incorporated by reference to Exhibit bearing the same Exhibit number to Form T-1 filed in connection with Registration Statement No. 333-76894.

** Incorporated by reference to Exhibit bearing the same Exhibit number to Form T-1 filed in connection with Registration Number 33-50010. On November 10, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

*** Incorporated by reference to Exhibit bearing the same Exhibit number to Form T-1 led in connection with Registration Statement No. 333-76894. On November 10, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

                                   SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a New York banking corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 27th day of June, 2002.


                                     JPMORGAN CHASE BANK
                                          (Trustee)


                                     By: /s/ Rebecca A. Newman
                                         ---------------------------------------
                                         Name: Rebecca A. Newman
                                         Title: Vice President and Trust Officer


                                      NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement or will be the underwriters for the indenture securities, or are owners of 10% or more of the voting securities of the obligor, or are owners of 50% or more of the voting securities of the obligor or are affiliates, and the amounts and percentages of such securities, if any, owned by each of the foregoing, respectively, are based upon information furnished to the trustee by the obligor and the underwriter. While the trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor. Accordingly, the trustee disclaims responsibility as to the accuracy and completeness of the information received from the obligor and the underwriter relating to the answers to items 2, 5, 7, 8, 9, 10, 11, 12, 13 and 14. However, such answers may be considered as correct unless additional information is furnished by amendment.

                                                                       EXHIBIT 6



Securities & Exchange Commission
Washington, D.C. 20549


Gentlemen:

     The undersigned is to be trustee under an Indenture dated as of May 2, 2002, as the same may be supplemented from time to time by supplemental indentures thereto, between Parker Drilling Company and the Subsidiary Guarantors Party Hereto and JPMorgan Chase Bank, as Trustee, entered into in connection with the issuance from time to time of its Series A and Series B 10 1/8% Senior Notes Due 2009.

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned hereby consents that reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities & Exchange Commission upon its request therefor.

                                     Very truly yours,
                                     JPMORGAN CHASE BANK



                                     By:  /s/ Rebecca A. Newman
                                         ---------------------------------------
                                         Name: Rebecca A. Newman
                                         Title: Vice President and Trust Officer

                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                              JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                  at the close of business March 31, 2002, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                            DOLLAR AMOUNTS
                                                              IN MILLIONS
                                                            --------------
                                     ASSETS

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin           $ 22,028
  Interest-bearing balances                                       9,189
Securities:
Held to maturity securities                                         428
Available for sale securities                                    56,159
Federal funds sold and securities purchased under
  agreements to resell
  Federal funds sold in domestic offices                          1,901
  Securities purchased under agreements to resell                69,260
Loans and lease financing receivables:
  Loans and leases held for sale                                 13,042
  Loans and leases, net of unearned income                      165,950
  Less: Allowance for loan and lease losses                       3,284
  Loans and leases, net of unearned income and allowance        162,666
Trading Assets                                                  152,633
Premises and fixed assets (including capitalized leases)          5,737
Other real estate owned                                              43
Investments in unconsolidated subsidiaries and
  associated companies                                              366
Customers' liability to this bank on acceptances
  outstanding                                                       306
Intangible assets

                                                            DOLLAR AMOUNTS
                                                              IN MILLIONS
                                                            --------------
  Goodwill                                                        1,908
  Other Intangible assets                                         7,218
Other assets                                                     38,458
TOTAL ASSETS                                                   $541,342
                                                               ========


                                   LIABILITIES

Deposits
  In domestic offices                                          $151,985
  Noninterest-bearing                                          $ 66,567
  Interest-bearing                                               85,418
  In foreign offices, Edge and Agreement
   subsidiaries and IBF's                                       119,955
  Noninterest-bearing                                          $  6,741
  Interest-bearing                                              113,214

Federal funds purchased and securities sold under
 agreements to repurchase:
  Federal funds purchased in domestic offices                    12,983
  Securities sold under agreements to repurchase                 82,618
Trading liabilities                                              94,099
Other borrowed money (includes mortgage indebtedness
 and obligations under capitalized leases)                       10,234
Bank's liability on acceptances executed and outstanding            311
Subordinated notes and debentures                                 9,679
Other liabilities                                                25,609
TOTAL LIABILITIES                                               507,473
Minority Interest in consolidated subsidiaries                      109


                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus                         0
Common stock                                                      1,785
Surplus  (exclude all surplus related to preferred stock)        16,304
Retained earnings                                                16,548
Accumulated other comprehensive income                             (877)
Other equity capital components                                       0
TOTAL EQUITY CAPITAL                                             33,760
                                                               --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL       $541,342
                                                               ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.


                                              JOSEPH L. SCLAFANI







We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                                              WILLIAM B. HARRISON, JR. )
                                              ELLEN V. FUTTER          )
                                              LAWRENCE A. BOSSIDY      )

                                   Page 3 of 3